Exhibit 10.2

SECOND AMENDMENT TO

SECURED CONVERTIBLE CREDIT LINE PROMISSORY NOTE

US $3,000,000.00	December 31, 2023 Fort Lauderdale, Florida

THIS SECOND AMENDMENT TO SECURED CONVERTIBLE CREDIT LINE PROMISSORY NOTE (“Note”) is effective as of this 31st day of December, 2023, by and between Veritas Farms, Inc., a Nevada corporation, having its principal place of business at 401 E Las Olas, Suite 1400, Fort Lauderdale, Florida 33301 (“Maker”), and the Cornelis F. Wit Revocable Living Trust, having an address at 646 Osprey Point Circle, Boca Raton, Florida 33431 (together with its successors and assigns, “Holder”).

RECITALS

WHEREAS, on October 12, 2021, Holder and Maker entered into a Secured Convertible Credit Line Promissory Note dated October 12, 2021, in the principal amount of up to $1,500,000.00 made by Maker to Holder (the “Original Note”);

WHEREAS, on March 9, 2022, Holder and Maker amended the Original Note and entered into an Amended and Restated Secured Convertible Credit Line Promissory Note dated March 9, 202, in the principal amount of up to $3,000,000.00 made by Maker to Holder (the “First Amendment to Note”);

WHEREAS, Maker and Holder desire to modify and amend the First Amendment to Note as set forth in this Note, and, accordingly, Maker and Holder have agreed to execute and deliver this Note; and

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Maker and Holder hereby covenant and agree as follows:

1. Defined Terms; Recitals. Unless otherwise expressly defined herein, all capitalized terms used herein shall have the meanings set forth for such terms in the Note. The recitals set forth above are hereby incorporated into the body of this Amendment as if fully restated herein.

2. Effect of Amendment. Except as expressly amended hereby, the Note shall continue in full force and effect and unamended. In the event of any conflict or inconsistency between the provisions of the First Amendment to Note (other than this Amendment) and this Amendment, the provisions of this Amendment shall control. From and after the date hereof, references to the “Note” (including, without limitation, any and all references contained in this Amendment) shall mean the Note as amended by this Amendment.

3. Maturity Date. The Maturity Date of the Note is hereby extended from October 1, 2024 to January 1, 2027.

4. Binding Effect. This Amendment will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5. Headings. The section headings that appear in this Amendment are for purposes of convenience of reference only and are not in any sense to be construed as modifying the substance of sections in which they appear.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which will constitute an original, and all of which together shall constitute one and the same agreement. Executed copies hereof may be delivered by e-mail or facsimile and, upon receipt, shall be deemed originals and binding upon the parties thereto. Without limiting or otherwise affecting the validity of executed copies hereof that have been delivered by e-mail or facsimile, the parties will use best efforts to deliver originals as promptly as possible after execution.

7. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the state of Florida, without regard to its conflicts of law principles.

8. Authority. The parties represent and warrant to each other that each has the full power, right and authority to execute and perform this Amendment and all corporate action necessary to do so has been duly taken.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates set forth below, to be effective for all purposes, however, as of the last date executed below.

Maker
Veritas Farms, Inc.

By:	/s/ Thomas E Vickers
Thomas E. Vickers
Chief Executive Officer

Holder
Cornelis F. Wit Revocable Living Trust

By:	/s/ Cornelis F. Wit
Cornelis F. Wit, Trustee